Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee J. Schram, Richard S. Greene and Anthony C. Scarfone, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 4,000,000 shares of Common Stock, par value $1.00 per share of Deluxe Corporation under the Deluxe Corporation 2008 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of April 30, 2008, by the following persons:

Signature	Title

/s/ Lee J. Schram Lee J. Schram	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Richard S. Greene Richard S. Greene	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ Terry D. Peterson Terry D. Peterson	Vice President, Investor Relations and Chief Accounting Officer (Principal Accounting Officer)
/s/ Ronald C. Baldwin Ronald C. Baldwin	Director
/s/ Charles A. Haggerty Charles A. Haggerty	Director
/s/ Isaiah Harris, Jr. Isaiah Harris, Jr.	Director
/s/ Don J. McGrath Don J. McGrath	Director
/s/ Cheryl E. Mayberry McKissack Cheryl E. Mayberry McKissack	Director
Neil J. Metviner Neil J. Metviner	Director
/s/ Stephen P. Nachtsheim Stephen P. Nachtsheim	Director
/s/ Mary Ann O’Dwyer Mary Ann O’Dwyer	Director
/s/ Martyn R. Redgrave Martyn R. Redgrave	Director